Exhibit 10.1

SIERRA BANCORP

2017 STOCK INCENTIVE PLAN

Effective May 24, 2017
Adopted by the Board of Directors February 16, 2017

Section 1. Purpose

The purpose of the Sierra Bancorp 2017 Stock Incentive Plan (the “Plan”) is to (i) encourage selected employees, directors and consultants of Sierra Bancorp (the “Company”) and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

For purposes of the Plan, the following terms have the following meanings:

(a) “Award” means any award under the Plan, including any Option or Restricted Stock Award.

(b) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(c) “Board” means Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and shall be deemed to include any regulations or other interpretive guidance under such section and any amendments or successor provisions to such section, regulations or guidance.

(e) “Committee” means the Compensation Committee of Sierra Bancorp and Bank of the Sierra; provided, however, that during any time that the Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more directors as necessary in each case to satisfy the requirements of Code Section 162(m) and Rule 16b-2 under the Exchange Act with respect to Awards granted under the Plan.

(f) “Consultants” means attorneys, accountants, other professionals, or any other persons who provide services to the Company or its subsidiaries.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

(h) “Fair Market Value” means, as of any date, the closing price of a share of Stock as reported on the principal securities exchange or market on which the Stock is then listed or principally traded. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion. In all events, the value of the Stock will be determined in accordance with Code Section 409A.

(i) “Grant Date” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, for purposes of Code Sections 422 and 409A of the Code, as applicable, Grant Date shall mean the date of grant determined in accordance with the requirements of Code Sections 422 and 409A, as applicable.

(j) “Holder” means the holder of a Restricted Stock Award granted under Section 7.

(k) “Incentive Option” means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(l) “Issue Date” shall mean the date established by the Board or the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(b).

(m) “Nonqualified Stock Option” means any Option that is not an Incentive Option.

(n) “Option” means an option granted under Section 6.

(o) “Optionee” means the holder of an Option granted under Section 6.

(p) “Participant” means an employee, director or Consultant who is selected by the Board or the Committee to receive an Award under the Plan, and includes a Holder and/or an Optionee.

(q) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 8 of the Plan, which, for the avoidance of doubt, could include, without limitation, performance units, performance-based shares and other equity and non-equity performance-based awards.

(r) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(s) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(t) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(u) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(v) “Permitted Transferee” means any of the persons or entities to which certain awards may be transferred as provided in Section 10(g) of the Plan.

(w) “Restricted Stock” or “Restricted Stock Award” means an Award of Stock subject to restrictions, as more fully described in Section 7.

(x) “Restriction Period” means the period determined by the Board or the Committee under Section 7(b).

(y) “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

(z) “Stock” means the common stock, no par value, of the Company, and any successor security.

(aa) “Terminating Event” means: (i) the acquisition of more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock or that of its wholly owned subsidiary, Bank of the Sierra (the “Bank”), by a person (including an entity) or group; (ii) the acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Bank’s or the Company’s stock by a person or group; (iii) the replacement of a majority of the Bank’s or the Company’s Board in a period of twelve (12) months or less by directors who were not endorsed by a majority of the current Board members; or (iv) the acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Company’s assets by an unrelated entity. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Terminating Event” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term "Terminating Event" met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term "Terminating Event" herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

(bb) “Termination” means, for purposes of the Plan, with respect to a Participant, that (a) if the Participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the Participant is an employee, he or she has ceased to be, for any reason, employed by the Company or a subsidiary.

(cc) “Termination for Cause” in the case of an employee, shall mean termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the “FRB”) or any applicable bank supervisory agency; and, in any event, the determination of the Board with respect thereto shall be final and conclusive. In the case of a director, Termination for Cause shall mean removal pursuant to Sections 302 or 304 of the California Corporations Code or removal pursuant to the exercise of regulatory authority by the FRB or any applicable bank supervisory agency.

(dd) “Vesting Date” means, for an Option or a portion of an Option, the first date on which the Option or such portion may be exercised by the Optionee and, for shares of Restricted Stock, the date on which the shares cease to be forfeitable and become freely transferable shares in the hands of the Holder.

Section 3. Administration

(a) General. The Plan shall be administered by the Committee with respect to (i) approving Option grants and Restricted Stock Awards to the Company’s “Named Executive Officers” as that term is defined in applicable SEC regulations; (ii) modifying or canceling existing grants or awards to Named Executive Officers; or (iii) imposing limitations, restrictions and conditions upon any such grant or award as the Committee deems necessary or advisable, unless the Board, in its discretion shall elect to grant or modify any awards to Named Executive Officers which are not intended to be exempt compensation pursuant to Section 162(m) of the Code. In connection with the administration of the Plan, the Committee, to the extent authorized, shall have the powers possessed by the Board. The Board shall administer the Plan in all other respects, unless the Board in its discretion shall elect to delegate such administration to the Committee with respect to such other aspects of the Plan. The members of the Committee shall at all times (i) meet the independence requirements of the Nasdaq Stock Market, Inc.; (ii) qualify as “non-employee directors” as defined in Section 16 of the Exchange Act; and (iii) qualify as “outside directors” under Section 162(m) of the Code. Nothing contained herein shall prevent the Board from delegating to the Committee full power and authority over the administration of the Plan.

Any action of the Board or the Committee with respect to administration of the Plan shall be taken pursuant to a majority vote of its members; provided, however, that with respect to action by the Board in granting an option or other award to an individual director, such action must be authorized by the required number of directors without counting the interested director, who shall abstain as to any vote on his or her option or award. An interested director may be counted in determining the presence of a quorum at a meeting of the Board where such action will be taken.

(b) Authority. The Board or the Committee as appropriate pursuant to Section 3(a) shall grant Awards to directors and eligible employees. In particular and without limitation, the Board or the Committee, subject to the terms of the Plan, shall:

(i) select the eligible Participants to whom Awards may be granted;

(ii) determine whether and to what extent Awards are to be granted under the Plan;

(iii) determine the number of shares to be covered by each Award granted under the Plan; and

(iv) determine the terms and conditions of any Award granted under the Plan based upon factors determined by the Board or the Committee.

(c) Board and Committee Determinations Binding. Subject to the express provisions of the Plan, the Board or the Committee shall have the authority to construe and interpret the Plan, any Award and any Award Agreement; to define the terms used therein; to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of the Plan; and to make all other determinations necessary or advisable for administration of the Plan, including, without limitation, compliance with Rule 16b-3. Any determination made by the Board or the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the Grant Date or, unless in contravention of any express term of the Plan or Award, at any later time. Determinations of the Board or the Committee on matters referred to in this section shall be final and conclusive, and shall be binding on all persons, including the Company and Participants.

Section 4. Stock Subject to Plan

(a) Shares Available for Awards. The total number of shares of the Company’s authorized but unissued Stock reserved and available for issuance pursuant to Awards under this Plan shall be 850,000 shares, subject to adjustment as provided in Section 4(b). If any Option terminates or expires without being exercised in full or if any shares of Stock subject to a Restricted Stock Award are forfeited or settled in cash, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards to be granted under the Plan. If any shares subject to an Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Award is exercised through a reduction of shares subject to the Award through the “net exercise” feature described herein, the number of shares that are not delivered to the Participant will remain available for issuance under the Plan.

(b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in capital structure affecting the Stock without receipt of consideration by the Company, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Board or the Committee, in its sole discretion; provided, however, that no fractional shares of Stock shall be issued under the Plan on account of any such adjustment. In the case of adjustments made pursuant to this Section 4(b), the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 4(b) will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 4(b) will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(c) Individual Limitation. The Company may not grant Awards under the Plan for more than 100,000 shares to any one Participant in any one fiscal year, subject to adjustment from time to time as provided in Section 4(b) above. Subject to Section 4(b) above, (i) no more than 100,000 shares of Stock may be earned in respect of Performance Compensation Awards to any one Participant in any one fiscal year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or property, no more than the Fair Market Value of 100,000 shares of Stock on the last day of the Performance Period to which such Award relates; and (ii) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus award described in Section 8(a) of the Plan shall be $2,000,000. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 4(c) shall not apply in any circumstance with respect to which the Board or the Committee determines that compliance with Section 162(m) of the Code is not necessary.

Section 5. Eligibility

Awards may be granted to all employees, officers (whether or not they are also directors), non-employee directors, and Consultants of the Company and its subsidiaries. However, Consultants and directors who are not also officers or employees of the Company or a subsidiary corporation are not eligible to receive Incentive Options under the Plan, but only other types of Awards.

Section 6. Stock Options

(a) Types. Any Option granted under the Plan shall be in such form as the Board or the Committee may from time to time approve. The Board or the Committee shall have the authority to grant to any eligible Participant Incentive Options, Nonqualified Stock Options or both types of Options. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option.

(b) Incentive Options. Incentive Options may be granted only to employees of the Company or a subsidiary. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Option shall constitute a Nonqualified Stock Option.

(c) Terms and Conditions. Options granted under the Plan shall be governed by the terms of the Plan and any applicable Award Agreement and shall be subject to the following terms and conditions:

(i) Option Term. Each Option and all rights or obligations thereunder shall expire on such date as the Board or the Committee may determine, but not later than ten (10) years from the Grant Date of such Option, and shall be subject to earlier termination as provided elsewhere in the Plan. As to any Incentive Option granted to an Optionee who, immediately before the option Grant Date, owns beneficially more than ten percent (10%) of the outstanding stock of the Company (whether acquired upon exercise of Options or otherwise), such option must not be exercisable by its terms after five (5) years from the Grant Date.

(ii) Grant Date. The Grant Date of an Option shall be the day of the action of the Board or the Committee described in Section 3(a) hereof; provided that the Optionee does not have the ability to further negotiate the terms of his or her grant, and provided further that the material terms of the grant are communicated to the Optionee within a relatively short period of time following the Board’s action. If appropriate resolutions of the Board or the Committee indicate that an Option is to be granted as of and on some future date, the time such Option is granted shall be such future date. If action by the Board or the Committee is taken by the unanimous written consent of its members, the action of the Board or the Committee shall be deemed to be at the time the last Board member signs the consent, subject to the same requirements concerning communication with Optionees set forth in the first sentence of this Section 6(a)(ii).

(iii) Exercise Price. The exercise price per share of stock subject to each Option shall be determined by the Board or the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value of such stock at the time such Option is granted. As to any Incentive Option granted to an Optionee who, immediately before the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the purchase price must be at least one hundred ten percent (110%) of the Fair Market Value per share of the Stock on the Grant Date.

(iv) Exercisability. Each Option shall be exercisable in such installments, which need not be equal, and upon such conditions as the Board or the Committee shall determine; provided, however, that in no event shall any installment of any Option become exercisable less than one (1) year from the Grant Date. If an Optionee shall not in any given installment period purchase all of the shares which such Optionee is entitled to purchase in such installment period, such Optionee’s right to purchase any shares not purchased in such installment period shall continue until the expiration of such Option. The Board or the Committee also may provide that the vesting dates for an Option will be accelerated upon the subsequent occurrence of such event (e.g., early retirement of the Optionee) as the Board or the Committee may specify. No Option or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded except that they may be accumulated and shall continue until the expiration of the Option.

(v) Limit on Exercisability. The aggregate Fair Market Value (determined as of Option Grant Date) of the Stock for which any officer or employee may be granted Incentive Options which are first exercisable during any one calendar year (under all Incentive Stock Option Plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000), and any such excess shall constitute a Nonqualified Stock Option.

(vi) Method of Exercise; Payment. Options may be exercised by ten (10) days written notice delivered to the Company, stating the number of shares with respect to which the Option is being exercised and providing any other information requested by the Company which might be necessary in order to process and record the option exercise, together with cash or check in the amount of the purchase price for such shares. Regardless of the method of exercise, the date that full payment of the purchase price is received by the Company, whether in cash or in the form of shares accepted via a “net exercise,” will be deemed to be the exercise date, which must occur on or prior to the expiration date of the Option. No fewer than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.

If the Board had so authorized upon the grant of an Incentive Option or on or after grant of a Nonqualified Option (and subject to such conditions, if any, as the Board may deem necessary to avoid adverse accounting or tax effects on the Company), Options may also be exercised by:

•	a “net exercise” of the Option (as further described below);

•	delivery to the Company of a cash payment made pursuant to a “cashless” exercise program (as further described below); or

•	any other form of legal consideration that may be acceptable to the Board.

In the case of a “net exercise” of an Option, the Company will not require a cash payment of the full exercise price of the Option from the Optionee but will reduce the number of shares of Stock issued upon the exercise by the largest number of whole shares that have a Fair Market Value that does not exceed the aggregate exercise price. The number of whole shares referenced in the previous sentence will be determined by dividing the aggregate exercise price by the closing price per share of the Company’s stock on the day of the transaction. With respect to any remaining balance of the aggregate exercise price, the Company will notify the Optionee of the balance prior to the close of business on the date of exercise and will accept a cash payment from the Optionee for that amount.

In the case of a “cashless exercise,” the Optionee must deliver to the Company (i) an exercise notice instructing the Company to deliver the certificates for the shares purchased to a designated brokerage firm which shall sell the stock in the market as soon as the Option is exercised; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the shares acquired upon exercise of the Option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise, with the balance of the sales proceeds, if any, after payment of any broker's commission, to be credited to the Optionee’s brokerage account. In the case of a “cashless exercise,” the Company will use its reasonable best efforts to cause the Company’s transfer agent to issue the shares within ten (10) days of receipt of the check from the broker representing payment for the shares.

The Company may require any Optionee, or any person to whom an Option is transferred under Section 6(c)(ix) hereof, as a condition of exercising any such Option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the Option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable state or federal securities laws.

The number of shares of Stock underlying an Option will decrease following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise” feature, (ii) shares actually delivered to the Optionee or the Optionee’s brokerage firm as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

(vii) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Optionee under the Plan shall notify the Company in writing immediately after the date the Optionee makes a disqualifying disposition of any shares of Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Optionee until the end of the period prescribed in the preceding sentence.

(viii) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall an Optionee be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange on which the securities of the Company are listed, traded or reported.

(ix) Cessation of Employment; Disability. Except as provided in Subsection 6(c)(i) above, if an Optionee ceases to be employed by or to serve as a director of the Company or a subsidiary corporation for any reason other than death, disability or Cause, such Optionee’s Option shall expire on the earlier of (a) ninety (90) days thereafter in the case of Incentive Options, and one (1) year thereafter in the case of Nonqualified Stock Options or (b) the expiration of the term of the Option as set forth in the Award Agreement; and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares which were vested and exercisable as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation. Except as provided in Subsections 6(c)(i) above, if an Optionee ceases to be employed by or ceases to serve as a director of the Company or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), such Optionee’s Option shall expire on the earlier of (a) not later than one (1) year thereafter or (b) the expiration of the term of the Option as set forth in the Award Agreement; and during such period after such Optionee ceases to be an employee or a director such Option shall be exercisable only as to those shares which were vested and exercisable as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation. If, after termination, the Optionee does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate. Notwithstanding anything in the Plan to the contrary, the Company shall be under no obligation to notify any Optionee of the pending expiration of his or her option and shall have no liability in the event of an expired Option.

(x) Termination of Employment for Cause. If an Optionee’s employment by or service as a director of the Company or a subsidiary corporation is terminated for Cause, such Optionee’s vested and unvested Option shall expire immediately and cease to be exercisable.

(xi) Death of Optionee. Except as provided in Subsection 6(c)(i) above, if any Optionee dies while employed by or serving as a director of the Company or a subsidiary corporation or during the 90-day or one-year periods referred to in Subsection 6(c)(vii) above, such Optionee’s Option shall expire on the earlier of (a) one (1) year after the date of such death or (b) the expiration of the term of such Option as set forth in the Award Agreement. After such death but before such expiration, the persons to whom the Optionee’s rights under the Option shall have passed by will or by the applicable laws of descent and distribution shall have the right to exercise such Option to the extent that it was vested and exercisable as of the date of the Optionee’s death. If the Option is not exercised within the time specified herein or the Award Agreement, the Option shall terminate.

Section 7. Restricted Stock Awards

(a) General. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such amount as the Board or the Committee in its discretion shall determine, either alone or in addition to other Awards granted under the Plan and the terms of any such Awards shall be governed by the terms of the Plan and the applicable Award Agreement. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee may provide upon grant of a Restricted Stock Award that any shares of Restricted Stock that may be purchased by the Holder in cash and are subsequently forfeited by the Holder prior to the Vesting Date therefor shall be reacquired by the Company at the purchase price originally paid therefor by the Holder, if applicable.

(b) Issue Date and Vesting Date. At the Restricted Stock Award Grant Date, the Board or the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Board or the Committee may provide upon grant of a Restricted Stock Award that different numbers or portions of the shares subject to the Award shall have different Vesting Dates; provided, however, that in no event shall any installment of any Restricted Stock Award become vested less than one (1) year from the Grant Date. The Board or the Committee may also provide that the Vesting Dates will be accelerated upon the subsequent occurrence of such event (e.g., early retirement of the Holder) as the Board or the Committee may specify. The Board or the Committee also may establish upon grant of a Restricted Stock Award that some or all of the shares subject thereto shall be subject after the Vesting Date to additional restrictions upon transfer or sale, although not to forfeiture.

(c) Issuance of Shares. Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate or a statement for book entry shares, registered in the name of the Holder to whom such shares were granted; provided, that the Company shall not cause such a stock certificate or book entry statement to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. The Company shall instruct its transfer agent to ensure that such shares are restricted from transfer (whether by legend in the case of a stock certificate or by other means in the case of book entry shares) in substantially the following manner:

“The transferability of the shares of stock represented by this certificate or in this letter of instruction is subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Sierra Bancorp 2017 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as Sierra Bancorp’s Board of Directors or Compensation Committee may adopt. Copies of the Plan, Award Agreement and rules, regulations and interpretations, if any, are on file at the principal executive office of Sierra Bancorp, 86 North Main Street, Porterville, California 93257.”

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

Each certificate issued pursuant to this Section 7(c), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Board or the Committee determines otherwise.

(d) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions on transfer described in Section 7(c) shall cease to apply to such share. In the case of certificated shares, reasonably promptly after a Restricted Stock Award becomes fully vested, the Company shall cause to be delivered to the Holder to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(c). If a Restricted Stock Award is partially vested, the Company may continue to hold the originally issued certificate until fully vested unless the Holder specifically requests the issuance of a certificate for just the vested shares. Reasonably promptly after any such request, the Company shall cause the certificates to be issued separately for the restricted and unrestricted shares, and shall deliver the unrestricted certificate to the Holder. In the case of book entry shares, reasonably promptly after a share of Restricted Stock vests, the Company shall inform the Company’s transfer agent that the restrictions on such shares have been removed, and shall also notify the Holder that this has been done. Notwithstanding the foregoing, such shares still may be subject to restrictions on transfer as a result of applicable securities laws.

(e) Dividends. If and to the extent the Board or the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to accrue, after the Grant Date and until the Vesting Date, any cash dividends or other distributions with respect to the shares identical or comparable in financial value to the dividends and other distributions that would have been received by the Holder had the shares not been subject to the restrictions on Restricted Stock imposed under the Plan. No such dividends or distributions shall be paid until the Vesting Date, and the Holder shall not be entitled to any such distributions to the Company in the event of forfeiture of the Restricted Stock. Any dividends or distributions payable to the Holder that constitute Stock or other equity securities of the Company shall be issued in the same manner and subject to the same restrictions and conditions as apply to the shares of Restricted Stock as to which such dividends and distributions are paid.

(f) Voting Rights. If and to the extent the Board or the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to vote or direct the voting of such shares after the Grant Date and until the Vesting Date.

(g) Notification of Election Under Section 83(b) of the Code. If any Holder shall, in connection with the acquisition of shares of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Holder shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b).

(h) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to this section, in the event of a Termination of employment or directorship during the Restriction Period, all shares still subject to restriction shall be forfeited by the Holder. If the recipient has paid cash for the Award, the stock will be repurchased at the same price originally paid by the Holder. In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise, unless otherwise specified in the applicable Award Agreement.

Section 8. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such cash bonus as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, reportable segments or operational units, or any combination of the foregoing) and shall include one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) return measures (including, but not limited to, return on assets or equity); (vi) net interest margin; (vii) overhead efficiency or operating expense ratios; (viii) share price (including, but not limited to, growth measures and total shareholder return (absolute or relative)); (ix) performance relative to budget; or (x) objective measures of personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of a Participant and the Company (and/or one or more subsidiaries, divisions, reportable segments or operational units, and any combination of the foregoing), as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for any Participant and thereafter promptly communicate such Performance Criteria to such Participant.

(d) Modification of Performance Criteria/Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee may adjust or modify the calculation of a Performance Goal for a Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) items as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s Annual Report in the Company’s Form 10-K for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (viii) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement or as otherwise determined by the Committee, a Participant must be employed by the Company or a subsidiary of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 8, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed; provided, however, that such Performance Compensation Awards may be deferred and paid after such date so long deferrals are made in accordance with Section 409A of the Code and applicable guidance thereunder.

Section 9. Terminating Events

(a) Impact of Event. In the event of a “Terminating Event” as defined in Section 2(r), any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options or Restricted Stock Awards outstanding under the Plan or may substitute similar awards for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Terminating Event does not assume such Options or other Awards or does not substitute similar Options or other Awards for those outstanding under the Plan, then (i) the vesting of such Options or other Awards outstanding under the Plan shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at such date as may be established by the Board or the Committee in connection with the Terminating Event; and (ii) upon the closing of the Terminating Event, any Options outstanding under the Plan shall be terminated if not exercised prior to the closing, unless the Board in its sole discretion determines prior to the effective date of the Terminating Event that all outstanding Options and the Plan itself should continue in full force and effect. In the case of such a determination by the Board, or in the event that any pending Terminating Event does not occur, the Plan and all outstanding Options and other Awards thereunder shall continue in force with all original vesting schedules in effect. With respect to Performance Compensation Awards, in the event of a Termination Event, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee's determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable "target" levels of performance have been attained.

(b) Notice to Participants of Terminating Event. In connection with any Terminating Event, the Board or the Committee shall notify each Participant of the pendency of the Terminating Event in such manner and at such time as the Board, in its sole discretion, shall deem appropriate in connection with such Terminating Event. With respect to Holders of Restricted Stock, the notice shall simply inform such Participants of the pendency of the Terminating Event and of the fact that the restrictions on their Restricted Stock will lapse. In the case of Optionees, the notice shall inform such Optionees that their Options shall, notwithstanding the provisions of Sections 5(c)(iv) hereof, become exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan, and further subject to the condition that the Terminating Event in fact occurs. Optionees shall then be entitled to exercise any Options or portions thereof at such times as may be specified by the Board or the Committee in connection with the Terminating Event.

Section 10. Acceleration of Options or other Awards.

Notwithstanding the provisions of Sections 6(c)(iv) or 7(b) hereof or any provision to the contrary contained in any Award Agreement, the Board or the Committee, in its sole discretion, may accelerate the vesting of all or any Award then outstanding. The decision by the Board or the Committee to accelerate an Award or to decline to accelerate an Award shall be final. In the event of the acceleration of Options as the result of a decision by the Board or the Committee pursuant to this Section 9, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Board or the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Optionee without the consent of the Optionee so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall terminate automatically at that time. In addition, in connection with the grant of any Award hereunder, the Board or the Committee may specify that the holder of such Award may be entitled to acceleration of the Award under specified circumstances (such as early retirement), and the right to such acceleration shall be specified in the appropriate Award Agreement.

Section 11. General Provisions

(a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Board or the Committee shall determine the consideration, if any, payable by the Participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Board or the Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board or employment, as the Board or the Committee shall determine. Performance objectives may vary from Participant to Participant and among groups of Participants. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Board or the Committee, the Grant Date of an Award shall be the date of action by the Board or the Committee to grant the Award, provided that Participants do not have the ability to further negotiate the terms of their awards, and provided further that the awards will be communicated to Participants within a relatively short period of time following the Board’s or the Committee’s action.

(b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the Participant shall enter into a written Award Agreement identifying the Grant Date, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option grant.

(c) Transfer Restrictions. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any market in which the Stock is then traded and any applicable federal, state or foreign securities laws.

(d) Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Board or the Committee, which it shall have sole discretion to grant, the Participant may elect to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Notwithstanding anything herein to the contrary, the amount withheld shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdictions. The maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction (even if that rate exceeds the highest rate that may be applicable to the Participant) and that does not result in adverse accounting consequences. Fractional share amounts shall be settled in cash.

(e) Transferability. No Incentive Option shall be assignable or otherwise transferable by the Participant other than by will or by the laws of descent and distribution. During the life of a Participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the Participant or the Participant's guardian or legal representative.

(f) Transferability of Awards Other than Incentive Options. Except as otherwise provided in this Section 11(f), Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Board may, at or after the grant of a Nonqualified Option or a Restricted Stock Award, provide that such Award may be transferred by the Participant through a gift or domestic relations order in settlement of marital property rights to any of the following donees or transferees and may be reacquired by the Participant from any of such donors or transferees (each a “Permitted Transferee”):

•	any “family member,” which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships and any individual sharing the Participant’s household (other than a tenant or employee);

•	a trust in which family members have more than 50% of the beneficial interest;

•	a foundation in which family members (or the Participant) control the management of assets; or

•	any other entity in which family members (or the Participant) own more than 50% of the voting interests,

provided, that (x) any such transfer is without payment of any value whatsoever and that no transfer shall be valid unless first approved by the Board, acting in its sole discretion; (y) the Award Agreement pursuant to which such Awards are granted, and any amendments thereto, must be approved by the Board and must expressly provide for transferability in a manner consistent with this Section 11(f); and (z) subsequent transfers of transferred Awards shall be prohibited except in accordance with this Section 11(f). Following transfer, any such Awards and any securities issued pursuant thereto shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term of the Plan and the Award Agreement shall continue to be applied with respect to the original Participant, and any Awards shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement or Section 6(c), as applicable.

(g) Adjustment of Awards; Waivers. The Board or the Committee may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Board or the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Board or the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a Participant and otherwise in its discretion, the Board or the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such Participant.

(h) Award as Deferred Compensation. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award agreements hereunder shall be administered, operated and interpreted in accordance with Code Section 409A, including any regulations or other guidance that may be issued after the date on which the Board approves the Plan, provided, however, that in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A prior to the payment and/or delivery to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder; and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Code Section 409A or otherwise to be imposed, then the Participant (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such adverse tax consequences. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)), then such payment, to the extent payable due to the Participant’s Termination of Service and not otherwise exempt from Section 409A of the Code, shall not be paid before the date that is six (6) months after the date of such Termination of Service (or, if earlier, the date of such Participant’s death).

(i) Non-Competition. The Board or the Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a Participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such Participant's agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Board or the Committee may determine.

(j) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Board or the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

(k) Rights as Shareholder. Unless the Plan, the Board or the Committee expressly specifies otherwise, an Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the stock certificates representing the shares are actually delivered to the Optionee. Except as specified in Section 4(b), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the shares are issued. The rights of Holders shall be as specified in their Award Agreements, as determined by the Board or the Committee in accordance with Section 7 hereof.

(l) Beneficiary Designation. The Board or the Committee, in its discretion, may establish procedures for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

(m) Additional Plans. Nothing contained in the Plan shall prevent the Company or a subsidiary from adopting other or additional compensation arrangements for its directors and employees.

(n) No Employment Rights; No Right to Directorship. Neither the adoption of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any employee at any time; or (ii) confer upon any Participant any right with respect to continuation of the Participant's membership on the Board or interfere in any way with provisions in the Company’s Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

(o) Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Board or the Committee fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Board or the Committee. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company, the Board or the Committee, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

(p) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

(q) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

(r) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of “Company.”

Section 12. Amendments and Termination

The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant under an outstanding Award without the Participant's consent unless required by law. No amendment, alteration or discontinuance shall require shareholder approval unless it:

(a) increases the total number of shares reserved for issuance pursuant to Awards under the Plan;

(b) changes the minimum option price for Options;

(c) increases the maximum term of Awards provided for herein;

(d) expands the types of awards which may be issued under the Plan;

(e) expands the class of eligible Participants; or

(f) is necessary to comply with any tax or regulatory requirement applicable to the Plan or any Award (including as necessary to comply with any rules or requirements of any securities exchange on which the Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code).

Any amendment or modification requiring shareholder approval shall be deemed adopted as of the date of the action of the Board effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof within twelve (12) months before or after the effective date by (i) a majority of the shares of the Company’s stock represented and voting in person or by proxy at a duly held shareholders’ meeting; or (ii) the written consent of the holders of a majority of the Company’s outstanding shares. Unless the Company determines to submit the definition of "Performance Goal" and "Performance Criteria" to the Company's shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 8 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

Section 14. Effective Date of Plan

The effective date of the Plan is May 24, 2017 but no Award may be granted unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

Section 15. Term of Plan

No Award shall be granted on or after May 24, 2027, but Awards granted prior to May 24, 2027 may extend beyond that date.